As filed with the Securities and Exchange Commission on June 7, 2006
                                          Registration No. _________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
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                              SWIFT ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

           Texas                                               20-3940661
(State or other jurisdiction of                            (I.R.S. Employer
 incorporation or organization)                            Identification No.)

                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
               (Address of Principal Executive Offices) (Zip Code)

                              SWIFT ENERGY COMPANY
                          2005 STOCK COMPENSATION PLAN


                                 Terry E. Swift
                             Chairman of the Board and
                             Chief Executive Officer
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                     (Name, address and telephone number of
             Registrant's executive offices and agent for service)

                                   Copies to:

                                  Karen Bryant
                            General Counsel-Corporate,
                     Chief Governance Officer and Secretary
                              Swift Energy Company
                         16825 Northchase Dr., Suite 400
                              Houston, Texas 77060
                                 (281) 874-2700

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                                            Proposed                Proposed
                                                      Amount                Maximum                 Maximum              Amount of
                  Title of                            to be              Offering Price            Aggregate            Registration
        Securities to be Registered              Registered(1)(2)       per Share(3)(4)       Offering Price(3)(4)         Fee(4)
--------------------------------------------- ----------------------- --------------------- ------------------------- --------------
Common Stock, $.01 par value per share(5)         850,000 shares             $39.75               $33,787,500           $2,963.88(6)

============================================= ======================= ===================== ========================= ==============

(1) Represents 850,000 additional shares issuable under the Swift Energy Company 2005 Stock Compensation Plan(the "Plan").
(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), is deemed to include additional shares issuable under the terms of the Plan to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
(3)  Estimated solely for the purpose of calculating the registration fee.
(4) Calculated pursuant to Rule 457(c) and (h). Accordingly, the price per share of the common stock offered hereunder pursuant to the Plan is based on 850,000 shares reserved for issuance under the Plan at a price per share of $39.75, which is the average of the highest and lowest selling price for the shares on the New York Stock Exchange on May 31, 2006.
(5) Each share of common stock is accompanied by a preferred share purchase right pursuant to the Rights Agreement (as Amended and Restated as of March 31, 1999, and as further amended by Amendment No. 1 to Rights Agreement dated December 12, 2005) between Swift Energy Company and American Stock Transfer & Trust Company, as Rights Agent.
(6) Represents the registration fee for this statement calculated pursuant to Rule 457 of $3,615.26 less the $651.38 balance held by the Securities and Exchange Commission (the "SEC"). The balance with the SEC originated from the registrant overpaying its registration fee by $651.38 in connection with its Registration Statement on Form S-8 (333-130548) dated December 20, 2005.


                        REGISTRATION OF ADDITIONAL SHARES
                        PURSUANT TO GENERAL INSTRUCTION E


     This Registration Statement on Form S-8 (the "Registration Statement") of Swift Energy Company (the "Company" or the "Registrant") is being filed pursuant to General Instruction E to Form S-8 under the Securities Act to register 850,000 additional shares of the Company's common stock, $0.01 par value (the "Common Stock") under the Swift Energy Company 2005 Stock Compensation Plan (the "Plan"). This Registration Statement on Form S-8 hereby incorporates by reference the contents of the Registrant's registration statement on Form S-8 (Registration No. 333-130548) and Post-Effective Amendment No. 1 to Form S-8 (Registration No. 333-130548) filed with the Securities and Exchange Commission on December 20 and December 29, 2005, respectively.


                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         Not Applicable.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Company has the authority under Articles 2.02(A)(16) and 2.02-1 of the Texas Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Company's Amended and Restated Bylaws provide for indemnification of its officers, directors and employees to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act. The Company's Restated Articles of Incorporation state that the Company has the power to indemnify certain persons in such circumstances as are provided in its Bylaws. The Restated Articles of Incorporation allow the Company to enter into additional insurance and indemnity arrangements at the discretion of the Company's Board of Directors. The Company has entered into indemnification agreements with each of its officers and directors that indemnify the individual to the fullest extent permitted by law.

     Article 1302-7.06(B) of the Texas Miscellaneous Corporation Laws Act provides that a corporation's articles of incorporation may provide for the elimination or limitation of a director's liability. The Company's Restated Articles of Incorporation eliminate the liability of directors to the corporation or its shareholders for monetary damages for an act or omission in his capacity as a director, with certain specified exceptions to the Company and its shareholders to the fullest extent permitted by Article 1302-7.06(B)(1-4) of the Texas Miscellaneous Corporation Laws Act.

     The Company maintains insurance to cover amounts that it may be required to pay officers and directors under the indemnity provisions described above and coverage for its officers and directors against certain liabilities, including certain liabilities under the federal securities law.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          5.1  Opinion of Counsel as to the legality of the shares being offered

          23.1 Consent of Ernst & Young LLP

          23.2 Consent of Counsel (contained in Exhibit 5.1)

          24.1 Powers of Attorney (contained in the signature pages to this Regiatration Statement)

          99.1 Swift Energy Company 2005 Stock Compensation Plan (incorporated by reference to Exhibit 99.1 filed with the Registrant's Registration Statement on Form S-8 (Registration No. 333-130548).

Item 9.  Undertakings.

         Not Applicable.




                            (Signature Pages Follow)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 6th day of June, 2006.

                                        SWIFT ENERGY COMPANY


                                        By:/s/ Terry E. Swift
                                           -------------------------------------
                                           Terry E. Swift
                                           Chief Executive Officer and
                                           Chairman of the Board


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


       Signature                             Capacity                                               Date


/s/ Terry E. Swift                                                                             June 6, 2006
---------------------------
Terry E. Swift                          Chief Executive Officer (Principal
                                        Executive Officer) and Chairman of the Board


/s/ Bruce H. Vincent                                                                           June 5, 2006
---------------------------
Bruce H. Vincent                        President and Director


/s/ Alton D. Heckaman, Jr.                                                                     June 6, 2006
----------------------------
Alton D. Heckaman, Jr.                  Executive Vice President and Chief Financial
                                        Officer (Principal Financial Officer)


/s/ David W. Wesson                                                                            June 7, 2006
----------------------------
David W. Wesson                         Controller (Principal Accounting Officer)






/s/ Raymond E. Galvin                                                                          June 2, 2006
---------------------------
Raymond E. Galvin                       Vice-Chairman of the Board


/s/ Deanna L. Cannon                                                                           June 5, 2006
----------------------------
Deanna L. Cannon                        Director


/s/ Douglas J. Lanier                                                                          June 6, 2006
----------------------------
Douglas J. Lanier                       Director


                                                                                               June __, 2006
---------------------------
Greg Matiuk                             Director


/s/ Henry C. Montgomery                                                                        June 2, 2006
----------------------------
Henry C. Montgomery                     Director


/s/ Clyde W. Smith, Jr.                                                                        June 2, 2006
----------------------------
Clyde W. Smith, Jr.                     Director


/s/ Charles J. Swindells                                                                       June 5, 2006
----------------------------
Charles J. Swindells                    Director



                                INDEX TO EXHIBITS

        Exhibit No.                Document Description
----------------------------       ------------------------------------------------------------------------------

            5.1                    Opinion of Counsel as to the legality of the shares being offered
           23.1                    Consent of Ernst & Young LLP
           23.2                    Consent of Counsel  (contained in Exhibit 5.1)
           24.1                    Powers of Attorney (contained in the signature pages hereto)
           99.1                    Swift Energy Company 2005 Stock Compensation Plan (filed with the
                                   Commission as Exhibit 10.1 to our report on Form 8-K filed on May
                                   12, 2005 and incorporated herein by reference).

